Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the use in the joint proxy statement-prospectus constituting a part of this Amendment No. 8 to the Registration Statement on Form S-1/A (Registration Statement No. 333-166225) of our report dated June 10, 2011, relating to the financial statements of Customers  Bank which is contained in this joint proxy statement-prospectus.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement-prospectus.

/s/ ParenteBeard LLC

Reading, Pennsylvania
July 29, 2011